                    NATURAL GAS LIQUIDS PURCHASE AGREEMENT
                                (Boldman Plant)

     THIS AGREEMENT made and entered into this 24th day of December, 1990, by and between COLUMBIA GAS TRANSMISSION CORPORATION, herein called "Columbia", and MARKWEST HYDROCARBON PARTNERS, LTD. (herein called "MarkWest").

RECITALS:

     A. Columbia desires to deliver all liquid hydrocarbons extracted from natural gas at the Boldman Extraction Plant, operated by Columbia (the "Boldman Plant" or "Plant").

     B. MarkWest desires to receive all of those liquid hydrocarbons in accordance with the terms of this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1.   Commitment. (a) MarkWest agrees to receive and purchase One Hundred
          ----------
Percent (100%) of the natural gas liquids produced by Columbia from the Boldman Plant. In conjunction therewith, MarkWest agrees that it shall receive and remove the liquids recovered by Columbia at the Plant on a daily basis, to the extent that the recovery of those natural gas liquids requires daily removal. In the event that a failure of MarkWest to timely remove natural gas liquids from the Boldman Plant causes Columbia to exceed the storage capacities for those liquid products at the Boldman Plant, then Columbia shall have the right to sell those liquids to the extent required to alleviate storage capacity problems, and shall remit to MarkWest any proceeds received in those sales less all necessary and reasonable costs and expenses incurred by Columbia in selling those products. All liquids sold by Columbia under the provisions of this Paragraph 1., shall be deemed received and accepted by MarkWest from Columbia for the purposes of determining the reimbursements by MarkWest under Paragraph 4., below.

            (b) Columbia agrees that it shall utilize its best efforts to maximize the liquid recovery (propane and heavier hydrocarbons) from the Plant utilizing the Plant equipment as ultimately constructed and installed.

            (c) Subject to the limitations hereinafter set forth, Columbia agrees to use its best efforts to avoid taking any action not compelled by law or regulation which will reduce the volume of natural gas being supplied to the Boldman Plant, or reduce the recovery of natural gas liquids at the Boldman Plant, or divert elsewhere the streams of natural gas that would otherwise flow through and be processed by the Boldman Plant.

MarkWest and Columbia agree that the streams of natural gas are primarily part of Columbia's current natural gas supply for service to the public and Columbia's use of said natural gas streams to meet its public service obligation at the lowest reasonable cost shall be paramount. Columbia shall have the right to manage its gas supply, including the subject natural gas streams, in the manner in which Columbia, in its sole discretion, deems most appropriate to meet its public service obligation at the lowest reasonable cost, without any liability to MarkWest on account thereof. That right shall specifically include, but not be limited to, the right to curtail, interrupt, or divert the natural gas streams for such periods as Columbia, in its sole judgment, deems necessary. It is provided, however, that should Columbia divert the natural gas streams, otherwise deliverable to the Boldman Plant, to other extraction plants, the liquids extracted from those streams shall remain committed to MarkWest under the terms of this Agreement.

     2.   Delivery Point of Natural Gas Liquids. (a) MarkWest shall receive
          -------------------------------------
delivery of natural gas liquids under this Agreement where the liquid passes from the loading facilities into MarkWest's transportation vehicles at the Boldman Plant site. Columbia agrees to provide MarkWest the use of adequate space at the Plant site for MarkWest to conduct loading of the natural gas liquids produced at the Plant. MarkWest shall be solely responsible for any expenses incurred in loading natural gas liquids at Boldman, and removing and transporting the natural gas liquids from the truck loading facilities.

            (b) Title to the natural gas liquids and all components thereof shall pass from Columbia to MarkWest at the Delivery Point. As between the parties, Columbia shall be solely responsible for the natural gas liquids and all damages arising out of their extraction and handling up to the Delivery Point, and MarkWest shall be solely responsible for those liquids, and the handling thereof, from and after the Delivery Point.

            (c) Composition of the natural gas liquids delivered to MarkWest shall be determined by chromatographic analysis conducted by, and at the expense of Columbia. The mass of natural gas liquids delivered to MarkWest, shall be determined by the truck scales located at MarkWest's Siloam Fractionation Plant.

     3.   Term. This Agreement shall be effective upon the date hereof, and
          ----
shall continue in force through April 30, 2003. Thereafter, this Agreement shall continue for successive periods of two (2) years each, until either party gives notice of termination to the other party at least one (1) year prior to April 30, 2003, or one (1) year prior to the end of each succeeding 2-year period.

     4.   Reimbursement by MarkWest. (a) (Interim Period) During the period from
          -------------------------
Acceptance of the Plant as described in 2.4(a) of the Contract for Construction and Lease of Boldman Plant through and including thirty (30) days following written notice from Columbia, MarkWest shall compensate Columbia in cash for all natural gas liquids received from Columbia. The price shall be the actual spot gas pricing for the Columbia Gulf Transmission Company (Columbia Gulf), interconnection at the Texaco Henry Plant, Louisiana delivery point as published weekly in Natural Gas Week, Spot Prices on Natural Gas Pipeline Systems,
          ----------------
Delivered-to-Pipeline ($/MMBtu), in the "This Week" column, plus one-half (1/2) of the maximum rate specified in Columbia Gulf's ITS-1 Tariff, as such rate may be revised from time to time, excluding retainage. This pricing will be applied to the actual liquid deliveries in Dekatherms received and accepted by MarkWest during the preceding week to arrive at the compensation amount.

            (b) (Interim period Billing and Payment) During the interim period, on or before the 10th day of each month, Columbia shall receive from MarkWest a statement stating the number of gallons received from Columbia on a daily basis during the preceding month, by product from Ethane through Hexanes plus. Thereafter, on or before the 15th day of the same month, Columbia will submit a statement and invoice to MarkWest indicating all amounts due under this Agreement for the preceding month. MarkWest shall remit payment based on that invoice by the later of (i) the 25th day of the month in which the invoice is received by MarkWest or (ii) ten (10) days following receipt of the invoice.

            (c) (Subsequent Period) Beginning at the end of the thirty-day period specified in 4(a), above, and throughout the remainder of the term of this Agreement, MarkWest shall reimburse Columbia for all natural gas liquids received from Columbia by delivering to Columbia a quantity of Dekatherms contained in the natural gas liquids received and accepted by MarkWest. The Dekatherms in the form of natural gas shall conform to Columbia's or Columbia Gulf's tariff gas quality specifications then in effect at the actual Delivery Point.

            (d) With respect to ethane, MarkWest shall only be obligated to receive liquids from Columbia hereunder, representing ethane, up to a maximum of Two and One-Half Percent (2 1/2%) of the natural gas liquids delivered by Columbia. Should the natural gas liquids delivered hereunder contain in excess of 2 1/2% by liquid volume ethane, then MarkWest, at its option, shall have the right to refuse to receive deliveries of those natural gas liquids; provided, should MarkWest accept those excess ethane liquids, it will reimburse Columbia as provided in 4(a) or 4(c) above, as appropriate.

            (e) MarkWest shall have no obligation to reimburse Columbia for any fuel incurred in operating the Boldman Plant.

            (f) For purposes of calculating Btu's received by MarkWest hereunder, the liquid chromatographic analysis as determined by Columbia using the chromatograph at Boldman will be used to determine liquid product composition by weight percent.

The amount of liquid product received by MarkWest will be determined at MarkWest's transport scales at its Siloam Fractionation Plant and the conversion factors listed below will be used to convert weight to liquid volume:

            Product                         Pounds Mass per Gallon
            -------                         ---------------------
            Ethane                               2.9696
            Propane                              4.2268
            Iso-butane                           4.6927
            Normal Butane                        4.8690
            Iso-Pentane                          5.2082
            Normal-Pentane                       5.261
            Hexanes+                             5.5344

The natural gas liquid products shall be deemed to contain the following amounts of Btu's per gallon:

            Product                         Btu per Gallon
            -------                         --------------
            Ethane                                69,586
            Propane                               90,830
            Iso-butane                            98917
            Normal butane                         102,911
            Iso-Pentane                           108,805
            Normal pentane                        110,091
            Hexanes +                             115,021

The factors given above will be used to convert the liquid product by component by volume to BTU's for determining reimbursement volumes and/or compensation as provided elsewhere in this Agreement.

     5.   Delivery of Natural Gas. (a) The terms and the provisions of this
          -----------------------
paragraph, shall apply solely to reimbursement through deliveries of natural gas, as set forth in Paragraph 4(c), above, for the subsequent period.

            (b) The reimbursement in the form of natural gas conforming to Columbia's (or Columbia Gulf's, as appropriate) tariff gas quality specifications in effect at the time of such reimbursement and, as otherwise required under this Agreement, shall be made by MarkWest to Columbia at any or all of the receipt points specified in Exhibit "A", attached hereto and made a part hereof, subject to physical capability, or any other receipt points upon which the parties agree, which agreement will not be unreasonably withheld.

            (c) MarkWest shall have the right, but not the obligation, during the term of this Agreement, to effectuate reimbursement by delivery of natural gas required by this Agreement into the Columbia Gulf System at Rayne, Louisiana, or at other points, subject to the physical capability of Columbia Gulf.

            (d) Measurement of the gas delivered at the receipt points as specified in Exhibit "A" shall be computed based upon existing meters and calorimeters located at those points. For determining the amounts of natural gas delivered at those receipt points, all volumes shall be converted to Btu's based upon the heating value contained in the natural gas at the receipt points measured at standard conditions (60 degrees Fahrenheit, 14.73 psia, 14.40 psia barometric, gross heating value dry basis).

            (e) MarkWest shall be responsible for obtaining all transportation arrangements required to deliver the natural gas to the receipt points, and shall be responsible for all transportation costs incurred in delivering the gas to the receipt points.

            (f) Columbia shall be responsible for all costs incurred in connection with the transportation of the natural gas from and after the receipt points; provided, however, MarkWest shall reimburse Columbia for transportation costs associated with the transportation of this natural gas on the Columbia Gulf System; such reimbursement will be at the equivalent maximum rates specified in Columbia Gulf's ITS-1 Tariff (and Columbia Gulf's ITS-2 Tariff for deliveries upstream of Rayne, Louisiana), as such rates may be revised from time to time. In the event Columbia Gulf is generally discounting its ITS-1 and/or ITS-2 rates, the reimbursement rate hereunder will be reduced accordingly during the period in which the generally available discounts are in effect. At the time deliveries are made to Columbia Gulf by MarkWest, MarkWest shall also deliver volumes for Colllmhia Gulf's transportation retainage, at the equivalent percentages specified in Columbia Gulf's ITS-1 and/or ITS-2 Tariffs, as applicable, as such percentages may be revised from time to time.

            (g) It is recognized that due to operating conditions, the Btu's of liquids received by MarkWest and the Btu's of natural gas to be delivered to Columbia may not be in balance in any one particular month. MarkWest shall adjust deliveries of gas within a mutually agreeable time-frame in order to balance any excess or deficiency.

            (h) Should MarkWest fail to deliver gas consistent with the provisions of (g), above, then Columbia, in the event of deficiency, shall have the right to either (i) reduce deliveries of natural gas liquids to MarkWest to the extent necessary to balance the natural gas due Columbia with the natural gas delivered by MarkWest, or (ii) demand payment of an amount equal to the product of the volume of gas which was required and the effective price at the time deliveries were to have been made for Columbia Gulf Transmission Co., Rayne, La. delivery point, spot prices Delivered-to-Pipeline, as published weekly in Natural Gas Week, or other mutually agreeable sources, plus the cost
          ----------------
of transportation which would otherwise be incurred by MarkWest in delivering that gas to a Columbia Gas Transmission receipt point specified in this Agreement, plus the equivalent maximum transportation rates of Columbia Gulf specified in its ITS-1 Tariff, as such rates may be revised from time to time, if the receipt point is on Columbia Gulf's System. If a demand for payment is made and payment is not received within thirty (30) days of that demand, Columbia may apply the amount owed by MarkWest against any moneys owed by Columbia to MarkWest.

            (i) For natural gas tendered by MarkWest to the Columbia Gulf System, and which, for whatever reason, was not received by Columbia Gulf and/or redelivered to Columbia, MarkWest shall have the right to deliver these volumes with reasonable dispatch, over the succeeding months following Columbia Gulf's failure to receive volumes tendered, at any or all of the receipt points specified hereunder, subject to physical capability.

     6.   Unprofitability. (a) As used herein, the term "unprofitable" shall
          ---------------
mean that the revenues derived from the operation of the MarkWest Siloam Fractionation Plant are less than the direct and overhead expenses incurred in operating that Plant.

            (b) During the term hereof, should the continued operation of MarkWest's Siloam Fractionation Plant prove unprofitable, then MarkWest shall notify Columbia in writing. Thereafter, the parties shall meet and attempt to renegotiate the terms of this Agreement, as may be required to return the Plant to a profitable status. In the event that the parties are unable to agree upon renegotiated terms, within forty-five (45) days following receipt of the notice, then MarkWest, or its successor or assignee, shall continue to honor all terms of this Agreement from that date for a period not to exceed twelve (12) calendar months.

     7.   Billing and Payment. Should any payments be required under 5(h),
          -------------------
above, then on or before the 15th day of the month following the applicable month, Columbia will submit a statement and invoice to MarkWest indicating all amounts due under this

Contract for the preceding month. MarkWest shall remit payment based on that invoice by the 25th day of the month in which the invoice is received, unless the invoice is received by MarkWest after the 15th day of that month; in which case, MarkWest will have an equal amount of days following the 25th day of that month in which to remit payment.

     8.   Insurance and Indemnity. (a) During the terms of this Agreement,
          -----------------------
MarkWest agrees that it shall carry and maintain, at its own expense, the kinds of insurance including self-insured retentions and deductibles, and the minimum amounts of coverage set forth in the Insurance Schedule attached as Exhibit B.

            (b) Columbia shall indemnify and hold harmless MarkWest from and against any and all loss, damage, and liability, and from any and all claims for damages on account of or by reason of bodily injury, including death, which may be sustained, or claimed to be sustained by any person, including the employees of Columbia, MarkWest's General Contractor, Contractors and of any Subcontractor or Columbia, and from and against any and all damages to property, and including property of MarkWest, caused by or arising out of, or claimed to have been caused by or to have arisen out of, an act or omission of Columbia or its agents, or employees in connection with Columbia's operation of the plant or other conduct with respect to the plant, whether or not insured against; provided, however, that the foregoing indemnification will not cover loss, damage or liability arising from the sole negligence or willful misconduct of MarkWest, its agents and employees; and Columbia shall, at its own cost and expense, defend any claim, suit, action, or proceeding, whether groundless or not, which may be commenced against MarkWest by reason thereof or in connection therewith, and Columbia shall pay any and all judgments which may be recovered in any such action, claim, proceeding, or suit, following all appeals as may be pursued by Columbia, and defray any and all expenses, including costs and attorneys' fees, which may be incurred in or by reason of such actions, claims, proceedings, or suits.

            (c) MarkWest shall indemnify and hold harmless Columbia from and against any and all loss, damage, and liability and from any and all claims for damages on account of or by reason of bodily injury, including death, which may be sustained or claimed to be sustained by any person, including the employees of MarkWest, its General Contractor, Contractors and of any Subcontractor or MarkWest, and from and against any and all damages to property, and including property of Columbia, caused by or arising out of, or claimed to have been caused by or to have arisen out of an act or omission of MarkWest or its agents, employees, General Contractor, Contractors or Subcontractors in connection with MarkWest's loading of plant products at the Boldman Plant or other conduct with respect to the Boldman Plant, whether or not insured against; provided, however, that the foregoing indemnification will not cover loss, damage or liability arising from the sole negligence or willful misconduct of Columbia, its agents and employees; and MarkWest shall, at its own cost and expense, defend any claim, suit, action, or proceeding whether groundless or not, which may be commenced against Columbia by reason thereof or in connection therewith, and MarkWest shall pay any and all judgments which may be recovered in any such action, claim, proceeding, or suit, following all appeals as may be pursued by MarkWest, and defray any and all expenses, including costs and attorneys' fees, which may be incurred in or by reason of such actions, claims, proceedings, or suits.

     9.   Miscellaneous. (a) This Agreement may be assigned by either party
          -------------
hereto with the consent of the other party, such consent should not be unreasonably withheld, and shall be binding upon and shall inure to the benefit of each party's successors and assigns. Any assignment by MarkWest of the Boldman Plant shall be made expressly subject to the terms of this Agreement. Further, no mortgage, pledge, encumbrance or assignment for security of this Agreement by MarkWest shall be considered an assignment, and may, therefore, be made without consent.

            (b) Any notices required or permitted under this Agreement shall be made through the U.S. Postal Service, to the following addresses:

                    MarkWest Hydrocarbon Partners, Ltd.
                    5613 DTC Parkway, Suite 400
                    Englewood, CO 80111

                    Columbia Gas Transmission Corporation
                    Box 1273
                    Charleston, WV 25325
                    Attention of Assistant General Counsel, Corporate Matters

            (c) This Agreement shall be construed in accordance with the laws of the State of West Virginia.

            (d) Any and all disputes, claims or controversies arising from the interpretation of this Agreement, or a party's obligations hereunder, shall be resolved by binding arbitration conducted in accordance with the rules of the American Arbitration Association.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year last above written.

ATTEST:                     COLUMBIA GAS TRANSMISSION CORPORTION

                            By: /s/ R. Larry Robinson
                            Title:  President

ATTEST:                     MARKWEST HYDROCARBON PARTNERS, LTD.
                            By:  MarkWest Hydrocarbon, Inc., its general partner

                            By: /s/ John M. Fox
                            Title:  President

                                  EXHIBIT "A"

     To That Certain Natural Gas Liquids Purchase Agreement (Boldman Plant) by and Between Columbia Gas Transmission Corporation and MarkWest Energy Partners, Ltd.

                                RECEIPT POINTS

FROM                                 AT                    COUNTY AND STATE
- ----                                 --                    ----------------
                                 (COMMON NAME)
                                 -------------
Panhandle Eastern                Maumee                    Lucas Co., Ohio
Pipeline Co.

Tennessee Gas                    Broad Run                 Kanawha Co.,  WV
Pipeline Co.                     Unionville                Beaver Co.,  PA

Texas Eastern                    Lebanon                   Warren Co., Ohio
Transmission Corp.               Hooker                    Fairfield Co.,  OH
                                 Eagle                     Chester Co.,  PA
                                 Pennsburg, Exc.           Bucks Co.,  PA

Texas Gas                        Lebanon                   Warren Co.,  Ohio
Transmission Corp.

Transcontinental                 Dranesville               Fairfax Co.,  VA
Gas Pipeline Corp.               Rockville                 Montgomery Co.,  MD
                                 Downington                Chester Co.,  PA

Columbia Gulf                    Leach                     Boyd Co.  KY

Additionally, Columbia Gulf Transmission Company's Rayne,Louisiana, facilities and any other points, subject to physical capability, on the Columbia Gulf System shall be receipt points under this Agreement.

                                   EXHIBIT B

     As required and for the purposes specified in Paragraph 8 of the Contract to which this Exhibit is attached, MarkWest shall carry and maintain, at its own expense, the kinds of insurance, including self-insured retentions and deductibles, and the minimum amounts of coverage set forth in the insurance schedule below:

     Insurance Endorsements or Certifications. MarkWest shall obtain
     ----------------------------------------
endorsements (or assurances on the Certificate of Insurance) on every insurance contract (except for Workers' Compensation insurance contract, as required by law) carried to comply with this article as follows:

     (1) An endorsement or certification of contractual liability coverage insuring performance of the indemnification of Columbia by MarkWest.

     (2) All insurance policies carried by MarkWest to comply with the requirements herein shall contain an endorsement or certification naming Columbia as an additional insured under the insurance contract.

     (3) All insurance policies shall contain a waiver of subrogation as to Columbia, its agents, officials, parents, directors, officers and employees.



Coverage
- --------

     Coverage in Markwest's insurance policies shall be as specified in this clause unless modified in writing by Columbia.

     (1)  Worker's Compensation
          ---------------------
          Statutory coverage, including occupational disease if and as required in a separate act. Coverage should also include:

          (a)  An all-states endorsement.

          (b)  Employer's Liability Coverage B $500,000.

     (2)  Comprehensive General                 Combined Single Limit
          ---------------------                 ---------------------
          Liability Insurance
          -------------------
                                                Bodily injury and
          Including Pollution Liability         Property Damage:
          (limited to Sudden &                  $1,000,000
          Accidental Occurrences                Each occurrence
          only) Premises &                      (Excluding automobile)
          Operations Owners and                 Annual Aggregate:
          MarkWest's Protective for             $1,000,000
          Columbia, Blanket
          Contractual, Completed
          Operations, Broadform
          Property Damage, Stop
          Gap Coverage for Workers'
          Compensation
          Monopolistic states and, if
          applicable, Product
          Liability. (The Contractual
          Section of the coverage
          must cover the specific and
          contractual agreement
          being entered into.)

The policy shall contain a severability of interest clause or a cross-liability endorsement. Coverage shall expressly include damage resulting from fire, explosion, injury or destruction of property below the surface or any injury or loss resulting therefrom, excavating, pile driving, moving shoring, or underpinning of any structures, or use of equipment for the purpose of excavating or drilling in streets or elsewhere. Coverage shall be provided by MarkWest for any and all necessary or required blasting and explosion hazards, including coverage for underground and collapse.

Personal Injury
- ---------------

Personal injury coverage shall be provided for the above coverages with limits of liability as stated. The fellow employees and contractual liability exclusions are to be deleted.

Automobile Liability Insurance                     Combined Single Limit
- ------------------------------                     ---------------------
Including owned, non-owned,                        Bodily Injury: $1,000,000
and hired vehicles.                                Property Damage: $1,000,000

         MarkWest shall also comply with all applicable No-Fault Laws.

     (4)  Umbrella Liability Insurance
          ----------------------------

          Umbrella liability coverage in the amount of $5,000,000 combined single limit, bodily injury and property damage. This coverage shall be in excess of the primary coverage required in all other sections of this article.

     (5)  Cancellation or Non-Renewal Agreement
          -------------------------------------

          Company will be furnished at least 30 days prior notice of any non-renewal and/or cancellation and/or reduction in limits of material change in any of the required coverages.

Proof of Coverage
- -----------------

     MarkWest must furnish not later than the time of signing of this contract, properly executed certificates of insurance and, if requested, shall furnish Columbia with copies of the policies with all endorsements prior to the commencement of any work hereunder.

AMENDMENT TO NATURAL GAS LIQUIDS PURCHASE AGREEMENT (BOLDMAN PLANT)

     THIS AMENDMENT made and entered into this 28th day of January, 1991, by and between COLUMBIA GAS TRANSMISSION CORPORATION, herein called "Columbia" and MARKWEST HYDROCARBON PARTNES, LTD., herein called "MarkWest."

RECITALS:

     A. MarkWest and Columbia entered into a Natural Gas Liquids Purchase Agreement, dated December 24, 1990 ("Agreement").

     B. In accordance with the intentions and understandings of the parties, MarkWest and Columbia desire to enter into this Amendment.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree to amend the Agreement as follows:

     1. Section 4, Paragraph (a) shall be amended by deleting the phrase "one-half (1/2) of the maximum rate specified in Columbia Gulf's ITS-1 Tariff, as such rate may be revised from time to time, excluding retainage" and replacing it with "additional compensation of $0.04 per MMBtu."

     2. Except for the foregoing, all other terms and provisions of the Natural Gas Liquids Purchase Agreement, dated December 24, 1990 shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

                                 COLUMBIA GAS TRANSMISSION CORPORATION
                                 By:  /s/ Michael W.
                                 Its Senior Vice President

                                 MARKWEST HYDROCARBON PARTNERS, LTD.

                                 By: MarkWest Hydrocarbon, Inc.
                                 Its General Partner

                                 By:  /s/ John M. Fox
                                 Its President